EXHIBIT 3.1: ARTICLES OF INCORPORATION

Articles of Incorporation

Dean Heller

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

    January 6, 2009

(775)884-5708

                                                   In the Office of  Dean Heller

    Secretary of State

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

1. Name of Corporation:

The Virtual Learning Company, Inc.

2. Resident Agent

    Name and Street Add:

Marilyn Radloff

115 Taurus Circle

Reno, Nevada 89511

3. Number of Shares:

75,000,000    Par value: $.001

4. Name and Addresses

    of Board of Directors/

    Trustees:

Thomas P. Monahan

60 Knolls Crescent, Suite 9M

Bronx, New York 10463

5. Purpose:

The purpose of this Corporation shall be__________.

6. Name, Address and

    Signature of

    Incorporator:

Roger L. Fidler

Signature:  /s/Roger L. Fidler

225 Franklin Avenue

Midland Park, NJ 07432

7. Certification of

    Acceptance of

    Appointment of

    Resident Agent:

I hereby accept appointment as Resident Agent for the

                                                above-named Corporation.

/s/ Marilyn K. Radloff

01/4/09

Authorized Signature of R.A.

Or on Behalf of R.A. Company